                                   EXHIBIT 21
                         Subsidiaries of the Registrant

As of March 1, 2004, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

                                                   State or Country
                                                   of Incorporation
        Name of Company                            or Organization      Name of Parent
        ---------------                            ---------------      --------------
1.  PerkinElmer, Inc.                               Massachusetts        N/A
2.  Applied Surface Technology, Inc.                California           PerkinElmer, Inc.
3.  Carl Consumable Products, LLC                   Delaware             PerkinElmer LAS, Inc.
4.  Lumen Technologies, Inc.                        Delaware             PerkinElmer, Inc.
5.  PerkinElmer Labworks, Inc.                      Delaware             PKI Massachusetts Trust
6.  PerkinElmer LAS, Inc.                           Delaware             PKI Massachusetts Trust  (71%) 1
7.  PerkinElmer Optoelectronics NC, Inc.            Delaware             Lumen Technologies, Inc.
8.  PerkinElmer Optoelectronics SC, Inc.            Delaware             Lumen Technologies, Inc.
9.  PerkinElmer Receivables Company                 Delaware             PerkinElmer, Inc.
10. PKL LLC                                         Delaware             PKI Massachusetts Trust (49%)
11. PerkinElmer Holdings, Inc.                      Massachusetts        PerkinElmer, Inc.
12. PKI Massachusetts Trust                         Massachusetts        PerkinElmer, Inc.
13. PerkinElmer Automotive Research, Inc.           Texas                PerkinElmer Holdings, Inc.
14. Perkin-Elmer Argentina S.R.L.                   Argentina            PerkinElmer Holdings, Inc.
15. PerkinElmer Pty. Ltd.                           Australia            PerkinElmer Holdings, Inc.
16. PerkinElmer Life Sciences (Austria) GmbH        Austria              PerkinElmer Life Sciences International Holdings Limited
17. PerkinElmer VertriebsgmbH                       Austria              Wellesley B.V.
18. PerkinElmer NV                                  Belgium              PerkinElmer Life Sciences International Holdings Limited
19. PerkinElmer Life Sciences (Bermuda) Ltd.        Bermuda              PerkinElmer LAS, Inc.
20. PerkinElmer do Brasil Ltda.                     Brazil               PerkinElmer International C.V. (94.6%) 2
21. PerkinElmer BioSignal, Inc.                     Canada               PerkinElmer Life Sciences International Holdings Limited
22. PerkinElmer Canada, Inc.                        Canada               PerkinElmer, Inc.
23. PerkinElmer Investments Ltd. Partnership        Canada               PerkinElmer International C.V. 3
24. PerkinElmer LAS Canada Inc.                     Canada               PerkinElmer BioSignal, Inc.
25. PerkinElmer Sciex Instruments                   Canada               PerkinElmer Canada, Inc. (50%)
26. PerkinElmer Instruments International Ltd.      Cayman Islands       PerkinElmer International C.V.
27. PerkinElmer Optoelectronics Philippines, Ltd.   Cayman Islands       PerkinElmer International C.V.
28. PerkinElmer Chile Ltda.                         Chile                PerkinElmer Holdings, Inc.
29. PerkinElmer Instruments (Shanghai) Co. Ltd.     China                PerkinElmer Singapore Pte. Ltd.
30. PerkinElmer Shenzhen Industrial Ltd.            China                PerkinElmer Optoelectronics GmbH & Co. KG
31. PerkinElmer Danmark A/S                         Denmark              Wallac Oy
32. PerkinElmer Egypt Ltd.                          Egypt                PerkinElmer International C.V.4
33. PerkinElmer Oy                                  Finland              Wellesley B.V.
34. Wallac Finland Oy                               Finland              Wallac Oy
35. Wallac Oy                                       Finland              PerkinElmer Oy
36. PerkinElmer SAS                                 France               PerkinElmer Benelux B.V.
37. PerkinElmer Holding GmbH                        Germany              PerkinElmer, Inc.

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1        Packard BioScience Holding, B.V. owns 29%.

2        PerkinElmer Holdings, Inc. owns 5%; PerkinElmer LAS, Inc. owns .4%.

3        PerkinElmer Holdings, Inc. owns a de minimus share.

4        Wellesley B.V. owns 1%.

                                                   State or Country
                                                   of Incorporation
        Name of Company                            or Organization      Name of Parent
        ---------------                            ---------------      --------------
38. PerkinElmer Instruments GmbH                    Germany              PerkinElmer Holdings, Inc.
39. PerkinElmer Instruments
     International Ltd. & Co. KG                    Germany              PerkinElmer International C.V. 5
40. PerkinElmer Life Sciences (Germany) GmbH        Germany              PerkinElmer Instruments GmbH.
41. PerkinElmer Optoelectronics GmbH & Co. KG       Germany              PerkinElmer Instruments GmbH (58%) 6
42. PerkinElmer (Hong Kong) Limited                 Hong Kong            PKI Massachusetts Trust
43. Perkin-Elmer Hungaria Kft                       Hungary              Wellesley B.V. (98.5%) 7
44. PT Fluid Sciences Batam Ltd.                    Indonesia            Fluid Sciences Singapore Pte. Ltd.
45. PT PerkinElmer Batam                            Indonesia            PerkinElmer Holdings, Inc.
46. Perkin Elmer Italia SpA                         Italy                PerkinElmer Srl
47. PerkinElmer Srl                                 Italy                Wellesley B.V.
48. PerkinElmer Japan Co. Ltd.                      Japan                PerkinElmer Life Sciences International Holdings Ltd. 8
49. Perkin Elmer Yuhan Hoesa                        Korea                Wellesley B.V.
50. Perkin Elmer Sdn. Bhd.                          Malaysia             PerkinElmer International C.V.
51. Perkin Elmer de Mexico, S.A.                    Mexico               PerkinElmer Holdings, Inc. 9
52. Packard BioScience B.V.                         Netherlands          PerkinElmer Life Sciences International Holdings Limited
53. Packard BioScience Holding, B.V.                Netherlands          PKI Massachusetts Trust
54. Packard Lumac LSC B.V.                          Netherlands          Packard BioScience B.V.
55. PerkinElmer Benelux B.V.                        Netherlands          Wellesley B.V.
56. PerkinElmer International C.V.                  Netherlands          PerkinElmer Holdings, Inc. (99%) 10
57. PerkinElmer Life Sciences
     (Netherlands) B.V.                             Netherlands          PerkinElmer Life Sciences International Holdings Limited
58. Wellesley B.V.                                  Netherlands          PerkinElmer International C.V.
59. PerkinElmer Norge AS                            Norway               Wallac Oy
60. EG&G Omni, Inc.                                 Philippines          PerkinElmer Holdings, Inc.
61. PerkinElmer Instruments
     (Philippines) Corporation                      Philippines          PerkinElmer Holdings, Inc.
62. Perkin Elmer Polska Sp zo.o.                    Poland               Wellesley B.V.
63. PerkinElmer Portugal, Lda.                      Portugal             Wellesley B.V. 11
64. PerkinElmer Rus                                 Russia               PerkinElmer Oy
65. Fluid Sciences Singapore Pte. Ltd.              Singapore            PerkinElmer Singapore Pte. Ltd.
66. PerkinElmer Singapore Pte. Ltd.                 Singapore            PerkinElmer International C.V.12
67. PerkinElmer South Africa (Pty) Ltd.             South Africa         PerkinElmer International C.V.
68. PerkinElmer Espana, S.L.                        Spain                Wellesley B.V.
69. PerkinElmer Life Sciences (Spain) SL            Spain                PerkinElmer Espana, S.L.
70. PerkinElmer Sverige AB                          Sweden               Wallac Oy
71. PerkinElmer (Schweiz) AG                        Switzerland          Wellesley B.V.
72. PerkinElmer Life Sciences
     (Switzerland) GmbH                             Switzerland          PerkinElmer Life Sciences International Holdings Limited
73. PerkinElmer Taiwan Corporation                  Taiwan               PerkinElmer International C.V.
74. PerkinElmer Limited                             Thailand             PerkinElmer, Inc.
75. PerkinElmer Exporters Ltd.                      U.S. Virgin          PerkinElmer Holdings, Inc.
                                                    Islands
76. PerkinElmer (UK) Ltd.                           United Kingdom       PerkinElmer UK Holdings Ltd.
77. PerkinElmer LAS (UK) Ltd.                       United Kingdom       PerkinElmer UK Holdings Ltd.
78. PerkinElmer Life Sciences (UK) Ltd.             United Kingdom       PerkinElmer Life Sciences International Holdings Limited

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5        PerkinElmer Instruments International, Ltd. (Cayman Islands) owns a de minimus share.

6 PerkinElmer Holding GmbH owns 2.3%; PerkinElmer Automotive Research, Inc. owns 39.7%.

7        PerkinElmer Benelux B.V. owns 1.5%.

8        Wallac Oy owns 3%.

9        PerkinElmer, Inc. owns a de minimus share.

10       PerkinElmer, Inc. owns 1%.

11       PerkinElmer International C.V. owns a de minimus share.

12       PerkinElmer Instruments International Ltd. owns a de minimus share.

                                                   State or Country
                                                   of Incorporation
        Name of Company                            or Organization      Name of Parent
        ---------------                            ---------------      --------------
79. PerkinElmer Life Sciences
    International Holdings Limited                  United Kingdom       PerkinElmer LAS, Inc.
80. PerkinElmer Ltd.                                United Kingdom       PerkinElmer UK Holdings Ltd.
81. PerkinElmer Q-Arc Ltd.                          United Kingdom       PerkinElmer UK Holdings Ltd.
82. PerkinElmer UK Holdings Ltd.                    United Kingdom       Wellesley B.V.

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